Exhibit 4.21

COMMON STOCK, PREFERRED STOCK, WARRANTS AND SENIOR SECURED NOTES

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of [___________], 2004 by and among Foster Wheeler Ltd., a Bermuda company, Foster Wheeler LLC, a Delaware limited liability company, the subsidiary guarantors signatory hereto (the “Guarantors” and, together with Foster Wheeler Ltd. and Foster Wheeler LLC, the “Issuers”) and the Holders, as defined below.

This Agreement is made pursuant to Issuers’ exchange offer and consent solicitation (the “Exchange”), pursuant to which (i) the holders of the Convertible Notes (as defined below) and Robbins Bonds (as defined below) will agree to exchange Convertible Notes and Robbins Bonds, respectively, for Common Stock (as defined below) and Preferred Stock (as defined below), (ii) the holders of the Trust Securities (as defined below) will agree to exchange Trust Securities for Common Stock and Preferred Stock and Warrants (as defined below), and (iii) the holders of the 2005 Notes (as defined below) will agree to exchange 2005 Notes for Common Stock, Preferred Stock and the Series A Notes (as defined below), in each case upon terms substantially as set forth in the Form S-4 (as defined below).  Concurrently with the Exchange, the Issuers are offering (the “Concurrent Offering”) in a separate private transaction the Series B Notes (as defined below) for cash to certain holders of the Convertible Notes and the 2005 Notes.  In order to induce the Holders to enter into the Exchange and to purchase the Series B Notes in the Concurrent Offering, the Issuers have agreed to provide to the Holders (as defined below) the registration rights set forth in this Agreement.  The execution of this Agreement is a condition to the closing of the Exchange and the Concurrent Offering.

1.             Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“2005 Notes” means the 6¾% Notes due November 15, 2005, in a currently outstanding aggregate principal amount of approximately $200,000,000, issued by Foster Wheeler Corporation (as succeeded by Foster Wheeler LLC) pursuant to the 2005 Notes Indenture.

“2005 Notes Indenture” means the Indenture dated as of November 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 25, 2001 and the Second Supplemental Indenture dated as of August 16, 2002, between Foster Wheeler Corporation (as succeeded by Foster Wheeler LLC), the subsidiary co-obligors and guarantors named therein, and Harris Trust and Savings Bank (as succeeded by BNY Midwest Trust Company), as trustee.

“Agreement” means this Registration Rights Agreement (including any agreements incorporated herein).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficial Ownership” and “Beneficially Owned” have correlative meanings.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means each day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Concurring Opinion” has the meaning set forth in Section 5(b) hereof.

“Commission” means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

“Common Stock” means the Common Shares, $1.00 par value per share, of Foster Wheeler Ltd.

“Convertible Notes” means the 6.50% Convertible Subordinated Notes due 2007, in a currently outstanding aggregate principal amount of approximately $210,000,000, issued by Foster Wheeler Ltd. pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the Indenture dated as of May 31, 2001, as amended by the First Supplemental Indenture dated as of February 20, 2002, among Foster Wheeler Ltd., Foster Wheeler LLC, as guarantor, and BNY Midwest Trust Company, as trustee.

“Cutback Registration” means any registration or Piggyback Registration to be effected as an underwritten Public Offering in which the managing underwriter with respect thereto advises Foster Wheeler Ltd. and the Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Foster Wheeler Ltd. which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

“Damages Accrual Period” has the meaning set forth in Section 2(e) hereof.

“Damages Payment Date” means March 31st, June 30th, September 30th and December 31st for each year.

“Deferral Notice” has the meaning set forth in Section 4(i) hereof.

“Deferral Period” has the meaning set forth in Section 4(i) hereof.

“Effectiveness Deadline” has the meaning set forth in Section 2(a) hereof.

“Effectiveness Period” means the period beginning on the date the Registration Statement is declared effective by the Commission and ending on the date when all Registrable Securities covered by the Registration Statement cease to be outstanding or otherwise to be Registrable Securities.

“Event” has the meaning set forth in Section 2(e) hereof.

“Event Date” has the meaning set forth in Section 2(e) hereof.

“Event Termination Date” has the meaning set forth in Section 2(e) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Statement” means the registration statement pursuant to which Foster Wheeler LLC offers to exchange Series B Notes issued in the Concurrent Offering for a like aggregate principal amount of Series A Notes that have been registered under the Securities Act.

“Exit Funding Agreement” means that certain agreement dated as of October 15, 1999 between Foster Wheeler Corporation (as succeeded by Foster Wheeler LLC) and Suntrust Bank, Central Florida, National Association, as trustee, relating to the Robbins Bonds.

“Filing Deadline” has the meaning set forth in Section 2(a) hereof.

“Form S-4” means the Registration Statement on Form S-4 (No. 333-107054) of the Issuers and certain of their subsidiaries, as declared effective by the Commission on June 9, 2004, as amended by Post Effective Amendment No. 3 and combined with Registration Statement of Form S-4 (No. 333-      ), as declared effective by the Commission on          , 2004, including the documents incorporated by reference therein and including any Rule 462(b) Registration Statement.

“Guarantees” means the guarantees of the Senior Notes by each of the Guarantors.

“Holder” means the holders listed on Schedule A hereto.

“Liquidated Damages Amount” has the meaning set forth in Section 2(e) hereof.

“Material Event” has the meaning set forth in Section 4(i) hereof.

“Notice of Piggyback Registration” has the meaning set forth in Section 3(a).

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union or association.

“Piggyback Registration” means any registration of equity securities of Foster Wheeler Ltd. under the Securities Act (other than any registration statements on Form S-8, a registration in respect of a dividend reinvestment or similar plan for stockholders of Foster Wheeler Ltd. or on Form S-4 promulgated by the Commission), whether for sale for the account of Foster

Wheeler Ltd. or for the account of any holder of securities of Foster Wheeler Ltd. (other than Registrable Securities).

“Preferred Stock” means the Series B Convertible Preferred Shares of Foster Wheeler Ltd. to be issued in the Restructuring, which shall be optionally convertible into shares of the Common Stock upon the affirmative majority vote of its shareholders to increase the share capital of Foster Wheeler Ltd. as set forth in the S-4.

“Private Exchange” has the meaning set forth in Section 4(l) hereof.

“Private Exchange Securities” has the meaning set forth in Section 4(l) hereof.

“Prospectus” means the prospectuses included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Public Offering” means any offering of (i) Common Stock, Preferred Stock or Warrants or securities of the same class as the Common Stock, Preferred Stock or Warrants to the public, either on behalf of Foster Wheeler Ltd. or any of its securityholders, pursuant to an effective registration statement under the Securities Act (other than any registration statements on Form S-8, a registration in respect of a dividend reinvestment or similar plan for stockholders of Foster Wheeler Ltd. or on Form S-4 promulgated by the Commission) or (ii) Senior Securities on behalf of the Holders, pursuant to an effective Registration Statement.

“Record Holder” means with respect to any Damages Payment Date relating to any Common Stock, Preferred Stock, Warrants or Senior Securities as to which any Liquidated Damages Amount has accrued, the Holder in whose name such Common Stock, Preferred Stock; Warrants or Senior Securities, as the case may be, is registered on the 15th day of the month of the Damages Payment Date, or when the Event is cured, the registered Holder on the date of such cure.

"Registrable Securities" means the Common Stock, the Preferred Stock, the Warrants (including any security issued with respect to the Common Stock, the Preferred Stock or the Warrants upon any stock dividend, split or similar events) and the Senior Securities held by any Holder and any securities into or for which such Common Stock, Preferred Stock, Warrants or the Senior Securities have been or may be converted or exchanged, provided, that no Common Stock, Preferred Stock or Warrants purchased by the Holders (including Broker-Dealers) after the date of the Exchange shall be included as Registrable Securities, until, in the case of any such security, other than any security held by a Broker-Dealer (which, for the avoidance of doubt, shall be Registrable Securities irrespective of clauses (b), (d) and (e) below), the earliest of (a) its resale in accordance with a Registration Statement covering it, (b) its sale pursuant to Rule 144 under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as such term is defined for the purposes of Rule 144 under the Securities Act), (c) the date that is five years after the date a Registration Statement is first declared effective by the Commission, (d) such date as the Holder or any group of "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) which it is a part Beneficially Owns less than 5% of the Common Stock; provided, that no Common Stock, Preferred Stock, Warrants, Senior Notes or any other securities of the Company or its subsidiaries acquired by a Holder after the date hereof (other than as a result of stock dividends, splits or similar events) shall be included for purposes of determining any Holder's Beneficial Ownership as of any date or (e) such date as nationally recognized counsel for the Issuers who is experienced in such matters has delivered an opinion to such Holder stating that in such counsel's opinion, and assuming such Holder owns no securities of the Company and its subsidiaries other than the securities Beneficially Owned by such Holder on such date calculated in accordance with clause (d) hereof, such Holder is not an "affiliate" of the Issuers (as such term is defined for purpose of Rule 144 under the Securities Act) and all of such securities Beneficially Owned by such Holder on the date hereof calculated in accordance with Clause (d) hereof may be sold by such Holder without registration under the Securities Act and such Holder has delivered notice to Foster Wheeler Ltd. that it has obtained a Concurring Opinion.

“Registration Expenses” has the meaning set forth in Section 6 hereof.

“Registration Statement” means any registration statement of the Issuers that covers any of the Registrable Securities (other than the Exchange Offer Registration Statement) pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Restructuring” means the restructuring of the debt and equity capital of the Issuers substantially as set forth in the Form S-4.

“Robbins Bonds” means the Series 1999 C Bonds and Series 1999 D Bonds (as such terms are used in the Exit Funding Agreement) in a currently outstanding aggregate principal amount of approximately $109,000,000 supported by the Exit Funding Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Senior Notes” means, collectively, the Series A Notes and the Series B Notes.

“Senior Notes Indenture” means the indenture to be entered into by the Issuers and the trustee named therein, relating to the Senior Securities.

“Senior Securities” means the Senior Notes and the related Guarantees.

“Series A Notes” means the Fixed Rate Senior Secured Notes due 2011, Series A to be issued pursuant to the Senior Notes Indenture in connection with (a) the Exchange, (b) Series B Notes Exchange Offer, or (c) a Private Exchange.

“Series B Notes” means the Fixed Rate Senior Secured Notes due 2011, Series B in an aggregate principal amount of up to $120,000,000 to be issued by Foster Wheeler LLC pursuant to the Senior Notes Indenture.

“Series B Notes Exchange Offer” means the exchange and issuance by Foster Wheeler LLC of a principal amount of Series A Notes (which shall be registered pursuant to the Exchange

Offer Registration Statement) equal to the outstanding principal amount of Series B Notes that are tendered by such Holders in connection with such exchange and issuance.

“Series B Notes Registration Rights Agreement” means the registration rights agreement, dated [________], 2004 by and among the Issuers and each of the purchasers of the Series B Notes in the Concurrent Offering.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.

“Total Number of Registrable Securities” means with respect to any Record Holder, the sum of (i) the number of shares of Common Stock registered to such Record Holder, (ii) the number of shares of Preferred Stock registered to such Record Holder, (iii) the number of Warrants registered to such Record Holder and (iv) the quotient of the aggregate principal amount of Senior Notes registered to such Record Holder divided by $1,000.

“Warrants” shall have the meaning assigned to such term on the Warrant Agreement.

“Warrant Agreement” means the warrant agreement dated          between Foster Wheeler Ltd. and Mellon Investor Services LLC, as Warrant Agent.

"Trust Securities" means the 9.00% Preferred Securities, Series I in a currently outstanding liquidation amount of $175,000,000 issued by FW Capital Trust I and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC.

2.             Shelf Registration.

(a)           The Issuers shall, for the benefit of the Holders, at the Issuers’ cost, comply with all the provisions of Sections 4(a) through 4(o) hereof and shall use its commercially reasonable best efforts to (i) prepare and not later than 45 days following the date hereof (the “Filing Deadline”), file with the Commission, a registration statement on an appropriate form under the Securities Act permitting registration of the Registrable Securities for resale by the Holders to be made on a delayed or continuous basis (including in an underwritten offering) in accordance with a plan of distribution provided by counsel to the Holders and reasonably acceptable to the Issuers (a “Shelf Registration Statement”), (ii) cause the Shelf Registration Statement to be declared effective not later than 90 days after the date hereof (the “Effectiveness Deadline”), and (iii) keep the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period.

(b)           At the time the Shelf Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.  None of the Issuers or the securityholders of any of the Issuers (other than the Holders of Registrable Securities) shall have the right to include any of the securities of the Issuers in the Shelf Registration Statement.

(c)           If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Issuers shall use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or promptly file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”).  If a Subsequent Shelf Registration Statement is filed, the Issuers shall use their commercially reasonable efforts to cause the Subsequent Shelf Registration

Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement (or subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period.

(d)           The Issuers shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement, if required by the Securities Act or, as reasonably requested by a registered Holder.

(e)           The parties hereto agree that the Holders of the Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shelf Registration Statement has not been filed on or prior to the Filing Deadline, (ii) the Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline, or (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 4(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an “Event”, and the Filing Deadline in the case of clause (i), the Effectiveness Deadline in the case of clause (ii), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 4(i) hereof in the case of clause (iii), being referred to herein as an “Event Date”).  Events shall be deemed to continue until the “Event Termination Date”, which shall be the following dates with respect to the respective types of Events: the date the Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 4(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iii).

Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), the Issuers agree, jointly and severally to pay, as liquidated damages and not as a penalty, an aggregate amount (the “Liquidated Damages Amount”), payable on the Damages Payment Dates to Record Holders of then outstanding Registrable Securities accruing for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on, but excluding, the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per diem equal to $13,698.64.  The Liquidated Damage Amount shall be payable on a pro rata basis to each Record Holder of Registrable Securities based on the Total Number of Registrable Securities owned by such Record Holder (without giving effect to any Registrable Securities acquired by such Record Holder after the date hereof, other than as result of dividends, splits, exchanges or similar events) relative to the Total Number of Registrable Securities owned of record by all Record Holders (without giving effect to any Registrable Securities acquired by Record Holders after the date hereof, other than as result of dividends, splits, exchanges or similar events).  Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Securities from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period.  The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.  Following the cure of all Events requiring the payment by the Issuers of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of the Liquidated Damages Amount by the Issuers).

Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

All of the respective obligations of the Issuers set forth in this Section 2(e) that are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 20).

The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

(f)            If any registration of Registrable Securities effected in accordance with Section 2(a) becomes a Cutback Registration, Foster Wheeler Ltd. will include in any such registration, to the extent of the number which the managing underwriter advises Foster Wheeler Ltd. can be sold in such offering, Registrable Securities, pro rata on the basis of the number of Registrable Securities held by the Holders.

3.             Piggyback Registrations.

(a)           Notwithstanding any limitation contained in Section 2, if Foster Wheeler Ltd. at any time proposes after the date hereof to effect a Piggyback Registration, it will at each such time give prompt written notice (a “Notice of Piggyback Registration”), at least 30 days prior to the anticipated filing date, to all Holders of its intention to do so and of such Holders’ rights under this Section 3, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities.  Upon the written request of any such Holder made within 5 Business Days after receipt of a Notice of Piggyback Registration (which request shall specify the shares of Common Stock, Preferred Stock and Warrants that are Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), Foster Wheeler Ltd. will, subject to the other provisions of this Agreement, include in the registration statement relating to such Piggyback Registration all of the shares of Common Stock,

Preferred Stock and Warrants requested to be included that are Registrable Securities, to the extent requisite to permit the disposition of such Registrable Securities in accordance with the intended method of disposition set forth in the Notice of Piggyback Registration.  Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, Foster Wheeler Ltd. shall determine for any reason not to register or to delay registration of such securities, Foster Wheeler Ltd. may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 3 shall relieve any of the Issuers of their obligations to effect a Registration under Section 2.

(b)           If a Piggyback Registration becomes a Cutback Registration, Foster Wheeler Ltd. will include in such registration, to the extent of the amount or kind of securities which the managing underwriter advises Foster Wheeler Ltd. can be sold in such offering without adversely affecting the success of such offering, (x) first, the securities proposed by the Issuers to be sold for its own account, (y) second, pro rata on the basis of the number of equity securities that are Registrable Securities held by the Holders, and (z) third, any securities of Foster Wheeler Ltd. (other than Registrable Securities) proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among Foster Wheeler Ltd. and such holders and any securities to excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

4.             Registration Procedures.

In connection with the registration obligations of the Issuers under Section 2 and Section 3 hereof:

(a)           As far in advance as practical, but not less than seven Business Days, before filing a Prospectus, Registration Statement or any amendment or supplement thereto, the Issuers shall furnish to the counsel referred to in Section 6 copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits) and use their commercially reasonable efforts to reflect in each such document when so filed with the Commission such comments as such counsel reasonably shall propose within five Business Days after receipt of such filing; provided, that in any event any Holder shall have reasonable opportunity to object to any information pertaining solely to such Holder that is contained therein and the Issuers shall use their commercially reasonable best efforts to make the corrections reasonably requested by such Holder with respect to such information prior to filing any such Prospectus, Registration Statement or amendment or supplement thereto.

(b)           The Issuers shall use their commercially reasonable best efforts to (i) prepare and file with the Commission such amendments and post effective amendments to each Registration Statement as may be necessary to keep such

Registration Statement continuously effective for the applicable period specified in Section 2(a), (ii) cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and (iii)  to comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(c)           As promptly as practicable, the Issuers shall give notice to the Holders (which notice shall be in a manner appropriate under the circumstances, which may or may not be the manner of notice described in Section 12 hereof) (i) when any Prospectus, prospectus supplement, Registration Statement or post effective amendment to a Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of a Registration Statement under the Securities Act, by the Commission or any other Federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Issuers shall be required pursuant to this clause (v) in the event that the Issuers either promptly files or causes to be filed a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by the Issuers that a post effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of the Issuers (or as required pursuant to Section 4(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 4(i) shall apply.  As promptly as practicable after receipt thereof, the Issuers shall give the counsel referred to in Section 6 hereof copies of any comments received from the Commission with respect to any Registration Statement and responses thereto.

(d)           The Issuers shall use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.

(e)           If reasonably requested by any Holder, the Issuers shall as promptly as reasonably practicable incorporate in a prospectus supplement or post effective amendment to a Registration Statement such information as the Holder shall, on the basis of an opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post effective amendment; provided, that the Issuers shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Issuers, in compliance with applicable law.

(f)            As promptly as reasonably practicable, the Issuers shall furnish to each Holder, upon their request and without charge, at least one conformed copy of the Registration Statement and any amendment thereto, including financial statements, schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g)           During the Effectiveness Period, the Issuers shall deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Holder may reasonably request.  Upon effectiveness and in connection with any amendment or deemed amendment and any closing for an underwritten offering, the Issuers shall deliver to each Holder (i) an opinion of counsel regarding such Registration Statement and the Prospectus to the effect that such Registration Statement and Prospectus does not contain an untrue statement of material fact and does not omit any material fact necessary to make such information in light of the circumstances when made not materially misleading and such other matters as are typically covered in opinions for underwritten offerings, and (ii) a “comfort” letter with respect to such Registration Statement and the Prospectus, all amendments and supplements thereto and all documents incorporated or deemed to be incorporated by reference therein, from the Issuers’ independent certified public accountants, such letter to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar underwritten offerings; and the Issuers hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(h)           Prior to any Public Offering of the Registrable Securities pursuant to the Shelf Registration Statement, the Issuers shall (i) use their commercially reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States or with any other applicable governmental agencies, in each case, as any Holder reasonably requests by written notice to the Issuers, and

(ii) use their best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Issuers will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(i)            Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 10(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development with respect to the Issuers that, in the discretion of the Issuers, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, then (i) in the case of clause (B) above, subject to the next sentence, the Issuers shall, as promptly as practicable, use their commercially reasonable best efforts to prepare and file a post effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post effective amendment to a Registration Statement, subject to the next sentence, use their commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) the Issuers shall give notice to the Holders that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Issuers shall use their commercially reasonable efforts to ensure that the use of the Prospectus may be resumed

(x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the good faith judgment of the Issuers, public disclosure of such Material Event would not be materially prejudicial to or contrary to the interests of the Issuers or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Issuers, such suspension is no longer appropriate.  The period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall, without the Issuers incurring any obligation to pay liquidated damages pursuant to Section 2(e), not exceed 45 days, and their shall not occur more than two such Deferral Periods in any consecutive 12-month period.

(j)            The Issuers shall make reasonably available for inspection during normal business hours by representatives for the Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Holders all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Issuers and their subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, or (iv) such information becomes available to any such person from a source other than the Issuers and such source is not, to such person’s knowledge, bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by the counsel referred to in Section 6.

(k)           The Issuers shall comply with all applicable rules and regulations of the Commission and shall make generally available to their securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(l)            The Issuers shall cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement.  Foster Wheeler LLC shall issue, upon the request of any Holder of Series B Notes covered by the Shelf Registration Statement, Series A Notes having an aggregate principal amount equal to the aggregate principal amount of Series B Notes sold pursuant to the Shelf Registration Statement and surrendered to Foster Wheeler LLC for cancellation.  The Issuers shall also upon the request of any Holder, issue and deliver to such Holder, in exchange (the “Private Exchange”) for the Series B Notes held by such Holder, a like principal amount of Series A Notes that are identical in all material respects to the Series A Notes (the “Private Exchange Securities”) (and which are issued pursuant to the Senior Notes Indenture except for the placement of a restrictive legend on such Series A Notes issued pursuant to the Private Exchange).  If possible, Series A Notes issued pursuant to the Private Exchange shall bear the same CUSIP number as the Series A Notes issued pursuant to the Exchange.  For purposes of complying with its obligations pursuant to this clause (l), Foster Wheeler LLC shall register Series A Notes on the Shelf Registration Statement and issue the Series A Notes to the purchaser(s) of the Holders’ Series B Notes being sold subject to the Shelf Registration Statement, that amount of Series A Notes equal to the amount of Series B Notes so sold in lieu of such Series B Notes in the names as such purchaser(s) shall designate.  In connection with any sale of Private Exchange Securities by any Holder pursuant to the Shelf Registration Statement, Foster Wheeler LLC shall in accordance with the terms of the Indenture, remove the restrictive legend from such Private Exchange Securities being sold and deliver securities without such legend to the purchaser thereof as directed by such Holder.

                                The Indenture under which the Series A Notes are issued will provide that Series A Notes issued in the Exchange and the Private Exchange shall provide that the holders of any of the Series A Notes (whether issued in the Exchange or the Private Exchange) will vote and consent together on all matters (to which such holders are entitled to vote or consent) as one class and that none of the holders of the Series A Notes (whether issued in the Exchange or the Private Exchange) will have the right to vote or consent as a separate class on any matter (to which such holders are entitled to vote or consent).

(m)          The Issuers shall provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement.

(n)           The Issuers shall enter into such customary agreements, including underwriting agreements containing customary provisions, and take all such other reasonable actions in connection therewith (including those reasonably requested by the Holders of a majority of the Registrable Securities or an underwriter), such as (without limitation), including specified information in the Prospectus, in order to expedite or facilitate disposition of such Registrable Securities.

5.             Holder’s Obligations.

(a)           Each Holder agrees promptly to furnish to the Issuers all information with respect to such Holder as may be required to be disclosed in the Registration Statement under applicable law or pursuant to Commission comments or as the Issuers may reasonably request and all material information with respect to such Holder required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not misleading.

(b)           If counsel to the Issuers shall, on any date after a Registration Statement has been declared effective, deliver to any Holder (other than a Broker-Dealer) an opinion described in clause (e) of the definition of Registrable Securities, then such Holder shall, within 90 days of receipt of such opinion, at the sole cost and expense of the Issuers, use its good faith efforts to obtain a concurring opinion from nationally recognized counsel experienced in these matters of its choosing, which shall be in form and substance satisfactory to such Holder in its reasonable discretion (a “Concurring Opinion”).  Upon receipt by such Holder of a Concurring Opinion, such Holder shall promptly notify Foster Wheeler Ltd. in writing that it has received such Concurring Opinion.  If a Holder has in accordance with the terms of this Section 5 (b) sought and failed to obtain a Concurring Opinion such Holder shall promptly notify Foster Wheeler Ltd. that it has failed to obtain such Concurring Opinion and such Holder shall not be required to seek a Concurring Opinion again until such time as the Issuers shall have delivered a new opinion from Issuer’s counsel in accordance with clause (e) of the definition of Registrable Securities.  The Issuers shall not deliver an opinion to any Holder pursuant to the immediately preceding sentence prior to such date that is at least 180 days after the date such Holder has notified Foster Wheeler Ltd. that it has failed to obtain a Concurring Opinion.

6.             Registration Expenses.

The Issuers shall, jointly and severally, bear all fees and expenses incurred in connection with the performance by the Issuers of their respective obligations under this Agreement whether or not any of the Registration Statements are declared effective (the “Registration Expenses”).  Registration Expenses shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses incurred with respect to (x) filings required to be made with the National Association of Securities Dealers, Inc. and (y) compliance with Federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Holders of a majority of the Registrable Securities may reasonably designate)), (b) any fees and disbursements of underwriters customarily paid by issuers or sellers, (c) printing expenses, (d) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder and (e) fees and disbursements of counsel for the Issuers in connection with the Shelf Registration Statement.  In addition, the Issuers shall bear or reimburse the Holders for the reasonable fees and disbursements of (i) one firm of legal counsel for the Holders, which shall be a nationally recognized law firm experienced in securities law matters designated by the Holders of a majority of the Registrable Securities and (ii) such other legal counsel as the Holders may designate in accordance with their obligations pursuant to Section 5(b) hereof.  In addition, the Issuers shall pay their internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and the fees and expenses of any person, including special experts, retained by the Issuers.

7.             Indemnification; Contribution.

(a)           The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)            against any and all loss, liability, claim, damage and related expense, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and related expense, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(c) below) any such settlement is effected with the prior written consent of the Issuers; and

(iii)          subject to Section 7(c) below, against reasonable expenses (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Holder or any person, if any, who controls any such Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, after the Holder received a Deferral Notice, or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus furnished to it by the Issuers, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact.

(b)           In connection with any Shelf Registration in which a Holder is participating in and furnishing information relating to such Holder to the Issuers in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of Registrable Securities participating in such Shelf Registration Statement agree, severally and not jointly, to indemnify and hold harmless the Issuers, and each person, if any, who controls the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Holder or any person, if any, who controls any such Holder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity, and the indemnifying party, if the indemnifying party so elects, may, or upon request of the indemnified party, shall assume the defense of such proceeding, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case counsel designated by the indemnifying party shall not represent the indemnified party), provided that, if the indemnifying party is obligated to pay the fees and expenses of counsel for other indemnified parties, the indemnifying party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (in addition to any local counsel) for the indemnified parties, and all persons, if any, who control such indemnified party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, unless there exists a conflict of interest or separate and different defenses among the indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which may not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not each indemnified party is an actual or potential party thereto), unless such settlement, compromise or consent (I) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (II) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(e)           The relative fault of the Issuers on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(g)           Notwithstanding the provisions of this Section 7, an indemnifying party that is a selling Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(h)           No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(i)            For purposes of this Section 7, each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

8.             Information Requirements.

The Issuers covenant that, if at any time during the Effectiveness Period, the Issuers are not subject to the reporting requirements of the Exchange Act, they will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions.  The Issuers shall comply with all such filing requirements, and, upon the written request to the Issuers of any Holder, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Issuers’ most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act.

9.             Underwritten Offerings.

(a)           In connection with any underwritten Public Offering being effected pursuant to a Shelf Registration Statement, the Issuers shall enter into an underwriting agreement in customary form with the underwriter or underwriters, which shall include, among other provisions, indemnities substantially to the effect and to the extent provided in Section 7 and, if requested, customary holdback provisions.  The holders of the Registrable Securities may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Issuers to and for the benefit of such underwriters also be made to and for their benefit and that any or all the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations.  Without limiting the foregoing, the Issuers shall enter into such other agreements and documents as are customary in an underwritten Public Offering, including, without limitation, those specified in Section 4 hereof.

(b)           If Foster Wheeler Ltd. at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, Foster Wheeler Ltd. shall use its commercially reasonable best efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by Holders among the securities to be distributed by such underwriters, and such Holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Foster Wheeler Ltd. securities to be sold by such underwriters in connection with such Piggyback Registration.  The Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Foster Wheeler Ltd. to and for the benefit of such underwriters also be made to and for their benefit and that any or all the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations.  Without limiting the foregoing, Foster Wheeler Ltd. shall enter into such other agreements and documents as are customary in an underwritten Public Offering, including, without limitation, those specified in Section 4 hereof.

10.          No Conflicting Agreements; Other Registration Rights.

                (a)           The Issuers are not, as of the date hereof, a party to, nor shall the Issuers, on or after the date of this Agreement, enter into, any agreement that conflicts with the rights granted to the Holders in this Agreement.  The Issuers represent and warrant that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the respective holders of the securities of the Issuers under any other agreements.

                (b)           The Issuers represent and warrant to the Holders that there is not in effect on the date hereof any agreement by the Issuers (other than this Agreement and the Series B Notes Registration Rights Agreement) pursuant to which any holders of securities of the Issuers have a right to cause the Issuers to register or qualify such securities under the Securities Act or any securities or Blue Sky laws of any jurisdiction other than an agreement to register securities on Form S-8 for certain officers of the Company.  .

11.          Amendments and Waivers.

The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of each Holder.  Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 11, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

12.          Notices.

All notices and other communications provided for or permitted hereunder shall (except with respect to the notice described in Section 4(c)) be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (a) when made, if made by hand delivery, (b) upon confirmation, if made by telecopier, (c) one Business Day after being deposited with such courier, if made by overnight courier, or (d) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(x)            if to a Holder, at the address for such Holder appearing on the signature pages hereto with a copy to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005-1413
Telephone: (212) 539-5000
Fax: (212) 530-5219
Attention: Dennis F. Dunne

(y)	if to the Issuers, to:

Foster Wheeler Ltd.
Foster Wheeler LLC
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Fax: (908) 730-5300
Attention: General Counsel

with a copy to:

King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036-4003
Telephone: (212) 556-2100
Fax: (212) 556-2222
Attention: Lawrence A. Larose

or to such other address as such person may have furnished to the other persons identified in this Section 12 in writing in accordance herewith.

13.          Approval of Holders.

Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

14.          Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

15.          Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16.          Governing Law.

This Agreement and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based on contract, tort or any other theory) shall in all respects be governed by and construed in accordance with the internal laws of the State of New York (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction).  The parties agree that this Agreement was delivered in the State of New York.

17.          Severability.

If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.          Entire Agreement.

Except as otherwise provided in the Series B Notes Registration Rights Agreement, this Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Issuers with respect to the Registrable Securities.  Except as provided in the Series B Notes Registration Rights Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuers with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

19.          Termination.

This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for (a) any liabilities or obligations under Section 6 or 7 hereof, (b) the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms, and (c) the provisions of Sections 20 and 21 which will survive the expiration or termination of any provision hereunder or this Agreement (including extensions).

20.          Jurisdiction and Process.

                The Issuers agree that any legal action or proceeding arising out of or relating to this Agreement or any other document executed in connection herewith, or any legal action or proceeding to execute or otherwise enforce any judgment obtained against the Issuers for breach hereof or thereof, or against any of their properties brought in connection herewith or therewith, may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York by or on behalf of any Holder, as such Holder may elect, and the Issuers hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding.  The Issuers hereby agree that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at the address specified in Section 12 or at such other address of which each Holder shall have been notified pursuant thereto.  In addition, the Issuers hereby irrevocably waive to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other document executed in connection herewith brought in the courts of the State of New York or the United States District Court for the Southern District of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                21.          Waiver of Jury Trial.

The Issuers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other document executed in connection herewith, or any transactions contemplated hereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOSTER WHEELER LTD.

By:
Name:
Title:

FOSTER WHEELER LLC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

Address:

Tel:

Fax:

Schedule A